Exhibit 10.2

URGENT.LY INC.

ADVISOR AGREEMENT

This Advisor Agreement (this “Agreement”) is made and entered into by and between Urgent.ly, Inc. (the “Company”), and Timothy Huffmyer (“Advisor”) (each herein referred to individually as a “Party,” or collectively as the “Parties”).

The Company desires to retain Advisor as an independent contractor to perform advising services for the Company, and Advisor is willing to perform such services, on the terms described below. In consideration of the mutual promises contained herein, the Parties agree as follows:

1.
Services and Compensation

Advisor shall perform the services described in Exhibit A (the “Services”) for the Company (or its designee), and the Company agrees to pay Advisor the compensation described in Exhibit A for Advisor’s performance of the Services.

2.
Confidentiality
A.
Definition of Confidential Information. “Confidential Information” means any information (including any and all combinations of individual items of information) that relates to the actual or anticipated business and/or products, research or development of the Company, its affiliates or subsidiaries, or to the Company’s, its affiliates’ or subsidiaries’ technical data, trade secrets, or know-how, including, but not limited to, research, product plans, or other information regarding the Company’s, its affiliates’ or subsidiaries’ products or services and markets therefor, customer lists and customers (including, but not limited to, customers of the Company on whom Advisor called or with whom Advisor became acquainted during the term of this Agreement), software, developments, inventions, discoveries, ideas, processes, formulas, technology, designs, drawings, engineering, hardware configuration information, marketing, finances, and other business information disclosed by the Company, its affiliates or subsidiaries, either directly or indirectly, in writing, orally or by drawings or inspection of premises, parts, equipment, or other property of the Company, its affiliates or subsidiaries. Notwithstanding the foregoing, Confidential Information shall not include any such information which Advisor can establish (i) was publicly known or made generally available prior to the time of disclosure to Advisor; (ii) becomes publicly known or made generally available after disclosure to Advisor through no wrongful action or inaction of Advisor; or (iii) is in the rightful possession of Advisor, without confidentiality obligations, at the time of disclosure as shown by Advisor’s then-contemporaneous written records; provided that any combination of individual items of information shall not be deemed to be within any of the foregoing exceptions merely because one or more of the individual items are within such exception, unless the combination as a whole is within such exception.
B.
Nonuse and Nondisclosure. During and after the term of this Agreement, Advisor will hold in the strictest confidence, and take all reasonable precautions to prevent any unauthorized use or disclosure of Confidential Information, and Advisor will not (i) use the Confidential Information for any purpose whatsoever other than as necessary for the performance of the Services on behalf of the Company, or (ii) subject to Advisor’s right to engage in Protected Activity (as defined below) disclose the Confidential Information to any third party without the prior written consent of an authorized representative of the Company, except that Advisor may disclose Confidential Information to the extent compelled by applicable law; provided however, prior to such disclosure, Advisor shall provide prior written notice to the Company and seek a protective order or such similar confidential protection as may be available under applicable law. Advisor agrees that no ownership of Confidential Information is conveyed to the Advisor. Without limiting the foregoing, Advisor shall not use or disclose any Company property, intellectual property rights, trade secrets or other proprietary know-how of the Company to invent, author, make, develop, design, or otherwise enable others to invent, author, make, develop, or design identical or substantially similar designs as those developed under this Agreement for any third party. Advisor agrees that Advisor’s obligations under this Section 2.B shall continue after the termination of this Agreement.
C.
Other Client Confidential Information. Advisor agrees that Advisor will not improperly use, disclose, or induce the Company to use any proprietary information or trade secrets of any former or current employer of Advisor or other person or entity with which Advisor has an obligation to keep in confidence. Advisor also agrees that Advisor will not bring onto the Company’s premises or transfer onto the Company’s technology systems any unpublished document, proprietary information, or trade secrets belonging to any third party unless disclosure to, and use by, the Company has been consented to in writing by such third party.
D.
Third Party Confidential Information. Advisor recognizes that the Company has received and in the future will receive from third parties their confidential or proprietary information subject to a duty on the Company’s part to maintain the confidentiality of such information and to use it only for certain limited purposes. Advisor agrees that at all times during the term of this Agreement and thereafter, Advisor owes the Company and such third parties a duty to hold all such confidential or proprietary information in the strictest confidence and not to use it or to disclose it to any person, firm, corporation, or other third party except as necessary in carrying out the Services for the Company consistent with the Company’s agreement with such third party.

E. Company Obligation to Limit Access. The Company shall ensure that any Confidential Information shared with or made accessible to the Advisor is limited to what is necessary for the Advisor to perform the Services.

3.
Ownership
A.
Ownership of Work Product. Advisor agrees that all right, title, and interest in and to any work product prepared by Advisor, solely or in collaboration with others, during the term of this Agreement and solely to the extent arising out of his performance of the Services under this Agreement (collectively, “Work Product”), are the sole property of the Company.
B.
Maintenance of Records. Advisor agrees to keep and maintain adequate, current, accurate, and authentic written records of all Work Product made by Advisor (solely or jointly with others) during the term of this Agreement. The records will be in the form of notes or electronic files, reports, or any other format that is customary given the nature of the Services. Such records are and remain the sole property of the Company at all times and upon the Company’s request, Advisor shall deliver (or cause to be delivered) the same.
4.
Conflicting Obligations
A.
Advisor represents and warrants that Advisor has no agreements, relationships, or commitments to any other person or entity that conflict with the provisions of this Agreement, Advisor’s obligations to the Company under this Agreement, and/or Advisor’s ability to perform the Services. For the avoidance of doubt, Advisor has disclosed that during the Term of this Agreement he will serve as a full-time employee in an executive capacity of an unrelated entity and the Company agrees that such full time employment is not a conflict.
5.
Return of Company Materials

Upon the termination of this Agreement, or upon the Company’s earlier request, Advisor will immediately deliver to the Company, and will not keep in Advisor’s possession, recreate, or deliver to anyone else, any and all Company property, including, but not limited to, Confidential Information, tangible embodiments of the Work Product, all devices and equipment belonging to the Company, all electronically-stored information and passwords to access such property, those records maintained pursuant to Section 3.D and any reproductions of any of the foregoing items that Advisor may have in Advisor’s possession or control, except as otherwise approved by the Company’s Chief Executive Officer.

6.
Term and Termination
A.
Term. The term of this Agreement will begin on the Effective Date (as defined below) of this Agreement and will continue until the earlier of (i) October 31, 2025 or (ii) termination as provided in Section 6.B.
B.
Termination. Either Party may terminate this Agreement upon giving the other Party fourteen (14) days prior written notice of such termination pursuant to Section 12.G of this Agreement. In addition, either Party may terminate this Agreement immediately and without prior notice the other Party is in breach of any material provision of this Agreement, or in the case of the Company if Advisor refuses to or is unable to perform the Services.
C.
Survival. Upon any termination, all rights and duties of the Company and Advisor toward each other shall cease except:
(1)
The Company will pay, within thirty (30) days after the effective date of termination, all amounts owing to Advisor for Services completed prior to the termination date and related reimbursable expenses, if any, submitted in accordance with the Company’s policies; and
(2)
Section 2 (Confidentiality), Section 3 (Ownership), Section 4 (Conflicting Obligations), Section 5 (Return of Company Materials), Section 6 (Term and Termination), Section 7 (Independent Contractor; Benefits), Section 8 (Indemnification), Section 9 (Nonsolicitation), Section 10 (Limitation of Liability), Section 11 (Arbitration and Equitable Relief), and Section 12 (Miscellaneous) will survive termination or expiration of this Agreement in accordance with their terms.
7.
Independent Contractor; Benefits
A.
Independent Contractor. It is the express intention of the Company and Advisor that Advisor perform the Services as an independent contractor to the Company. Nothing in this Agreement shall in any way be construed to constitute Advisor as an agent, employee or representative of the Company. Without limiting the generality of the foregoing, Advisor is not authorized to bind the Company to any liability or obligation or to represent that Advisor has any such authority. Advisor acknowledges and agrees that Advisor is obligated to report as income all compensation received by Advisor pursuant to this Agreement. Advisor agrees to and acknowledges the obligation to pay all self-employment and other taxes on such income.

B.
Benefits. The Company and Advisor agree that Advisor will receive no Company-sponsored benefits from the Company where benefits include, but are not limited to, paid vacation, sick leave, medical insurance and 401k participation. If Advisor is reclassified by a state or federal agency or court as the Company’s employee, Advisor will become a reclassified employee and will receive no benefits from the Company, except those mandated by state or federal law, even if by the terms of the Company’s benefit plans or programs of the Company in effect at the time of such reclassification, Advisor would otherwise be eligible for such benefits.
8.
Indemnification

The Company shall indemnify, defend, and hold harmless the Advisor, his heirs, executors, administrators, and assigns, from and against any and all claims, liabilities, losses, damages, and expenses (including reasonable attorneys' fees) arising out of or resulting from the Advisor’s performance of Services under this Agreement, except to the extent that such claims, liabilities, losses, damages, or expenses are caused by the gross negligence or willful misconduct of the Advisor.

9.
Limitation of Liability

IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY OR TO ANY OTHER PARTY FOR ANY INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES, OR DAMAGES FOR LOST PROFITS OR LOSS OF BUSINESS, HOWEVER CAUSED AND UNDER ANY THEORY OF LIABILITY, WHETHER BASED IN CONTRACT, TORT (INCLUDING NEGLIGENCE) OR OTHER THEORY OF LIABILITY, REGARDLESS OF WHETHER EITHER PARTY WAS ADVISED OF THE POSSIBILITY OF SUCH DAMAGES AND NOTWITHSTANDING THE FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY. EXCEPT FOR COMPANY’S OBLIGATION TO PAY THE FULL AMOUNT OF FEES DUE HEREUNDER, WHICH SHALL NOT BE LIMITED, IN NO EVENT SHALL EITHER PARTY’S LIABILITY ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT EXCEED THE AMOUNTS PAID BY THE COMPANY TO ADVISOR UNDER THIS AGREEMENT FOR THE SERVICES, DELIVERABLES OR INVENTION GIVING RISE TO SUCH LIABILITY.

10.
Arbitration and Equitable Relief
A.
Arbitration. In consideration of Advisor’s PERFORMANCE OF SERVICES FOR the Company AS SET OUT IN THIS AGREEMENT and Advisor’s receipt of the compensation FOR THE SERVICES, THE PARTIES agree that any and all controversies, claims, or disputes with anyone (including THE Company and any employee, officer, director, shareholder or benefit plan of the Company in their capacity as such or otherwise) arising out of, relating to, or resulting from THIS AGREEMENT or the termination of THIS AGREEMENT, including any breach of this Agreement, shall be subject to binding arbitration UNDER THE FEDERAL ARBITRATION ACT (THE “FAA”) AND THAT THE FAA SHALL GOVERN AND APPLY TO THIS ARBITRATION AGREEMENT WITH FULL FORCE AND EFFECT. ADVISOR FURTHER AGREES THAT, TO THE FULLEST EXTENT PERMITTED BY LAW, ADVISOR MAY BRING ANY ARBITRATION PROCEEDING ONLY IN ADVISOR’S INDIVIDUAL CAPACITY, AND NOT AS A PLAINTIFF, REPRESENTATIVE, OR CLASS MEMBER IN ANY PURPORTED CLASS, COLLECTIVE, OR REPRESENTATIVE LAWSUIT OR PROCEEDING. THE PARTIES AGREE TO ARBITRATE any AND ALL COMMON LAW AND/OR statutory claims under LOCAL, state, or federal law, including, but not limited to, claims under THE PENNSYLVANIA LABOR LAWS, CLAIMS

RELATING TO EMPLOYMENT OR INDEPENDENT CONTRACTOR STATUS, CLASSIFICATION, AND RELATIONSHIP BETWEEN THE PARTIES, AND claims of BREACH OF CONTRACT, EXCEPT AS PROHIBITED BY LAW. ADVISOR ALSO AGREES TO ARBITRATE ANY AND ALL DISPUTES ARISING OUT OF OR RELATING TO THE INTERPRETATION OR APPLICATION OF THIS AGREEMENT TO ARBITRATE, BUT NOT TO DISPUTES ABOUT THE ENFORCEABILITY, REVOCABILITY OR VALIDITY OF THIS AGREEMENT TO ARBITRATE OR ANY PORTION HEREOF OR THE CLASS, COLLECTIVE AND REPRESENTATIVE PROCEEDING WAIVER HEREIN. WITH RESPECT TO ALL SUCH CLAIMS AND DISPUTES THAT EACH PARTY AGREEs TO ARBITRATE, ADVISOR HEREBY EXPRESSLY AGREES TO WAIVE, AND DOES WAIVE, ANY RIGHT TO A TRIAL BY JURY.
B.
Procedure. any arbitration will be administered by JAMS pursuant to its EMPLOYMENT Arbitration Rules & Procedures (the “JAMS Rules”), WHICH ARE AVAILABLE AT http://www.jamsadr.com/rules-employment-arbitration/. THE USE OF THE JAMS RULES DOES NOT CHANGE ADVISOR’S CLASSIFICATION TO THAT OF AN EMPLOYEE. TO THE CONTRARY, THE PARTIES REAFFIRM THAT ADVISOR IS AN INDEPENDENT CONTRACTOR. THE ARBITRATION SHALL BE BEFORE A SINGLE ARBITRATOR WHO SHALL BE A FORMER FEDERAL OR STATE COURT JUDGE. THE ARBITRATION SHALL APPLY THE FEDERAL RULES OF CIVIL PROCEDURE, EXCEPT TO THE EXTENT SUCH RULES CONFLICT WITH THE JAMS RULES. EXCEPT AS OTHERWISE PROVIDED IN SECTION 8, THE PARTIES TO THE ARBITRATION SHALL EACH PAY AN EQUAL SHARE OF THE COSTS AND EXPENSES OF SUCH ARBITRATION (“ARBITRATION COSTS”), EXCEPT AS PROHIBITED BY LAW. EXCEPT AS OTHERWISE PROVIDED IN SECTION 8, EACH PARTY SHALL SEPARATELY PAY ITS RESPECTIVE ATTORNEYS’ FEES AND COSTS. IN THE EVENT THAT JAMS FAILS, REFUSES, OR OTHERWISE DOES NOT ENFORCE THE AFOREMENTIONED ARBITRATION COSTS SHARING PROVISION, EITHER PARTY MAY COMMENCE AN ACTION TO RECOVER SUCH AMOUNTS AGAINST THE NON-PAYING PARTY IN COURT AND THE NON-PAYING PARTY SHALL REIMBURSE THE MOVING PARTY FOR THE ATTORNEYS’ FEES AND COSTS INCURRED IN CONNECTION WITH SUCH ACTION. ADVISOR AGREES THAT THE ARBITRATOR SHALL CONSIDER AND SHALL HAVE THE POWER TO DECIDE ANY MOTIONS BROUGHT BY ANY PARTY TO THE ARBITRATION, INCLUDING MOTIONS FOR SUMMARY JUDGMENT AND/OR ADJUDICATION, AND MOTIONS TO DISMISS, PRIOR TO ANY ARBITRATION HEARING. ADVISOR AGREES THAT THE ARBITRATOR SHALL ISSUE A WRITTEN DECISION ON THE MERITS. ADVISOR ALSO AGREES THAT THE ARBITRATOR SHALL HAVE THE POWER TO AWARD ANY REMEDIES AVAILABLE UNDER APPLICABLE LAW. ADVISOR AGREES THAT THE DECREE OR AWARD RENDERED BY THE ARBITRATOR MAY BE ENTERED AS A FINAL AND BINDING JUDGMENT IN ANY COURT HAVING JURISDICTION THEREOF. THE ARBITRATOR SHALL APPLY SUBSTANTIVE PENNSYLVANIA LAW TO ANY DISPUTE OR CLAIM, WITHOUT REFERENCE TO RULES OF CONFLICT OF LAW. TO THE EXTENT THAT THE JAMS RULES CONFLICT WITH SUBSTANTIVE PENNSYLVANIA LAW, PENNSYLVANIA LAW SHALL TAKE PRECEDENCE. ARBITRATION UNDER THIS AGREEMENT SHALL BE CONDUCTED IN PITTSBURGH, PENNSYLVANIA.
C.
Remedy. EXCEPT AS PROHIBITED BY LAW OR PROVIDED BY THIS AGREEMENT, arbitration shall be the sole, exclusive and final remedy for any dispute between Advisor and the Company. Accordingly, EXCEPT AS PROVIDED BY LAW OR THIS AGREEMENT, neither Advisor nor the Company will be permitted to pursue court action regarding claims that are subject to arbitration. Notwithstanding, the arbitrator will not have the authority to disregard or refuse to enforce any lawful Company policy, and the arbitrator shall not order or require the Company to adopt a policy not otherwise required by law which the Company has not adopted.
D.
Availability of Injunctive Relief. Either party may also petition the court for injunctive relief where either party alleges or claims a violation of any agreement regarding trade secrets, or confidential information, or a breach of any restrictive covenant. In the event either party seeks injunctive relief, the prevailing party shall be entitled to recover reasonable costs and attorneys’ fees.
E.
Administrative Relief. Advisor understands that this Agreement does not prohibit Advisor from pursuing an administrative claim with a local, state or federal administrative body such as the PENNSYLVANIA HUMAN RELATIONS COMMISSION, the Equal Employment Opportunity Commission, the National Labor Relations Board, or the workers’ compensation board. This Agreement does, however, preclude Advisor from pursuing court action regarding any such claim, except as permitted by law.
F.
Voluntary Nature of Agreement. Advisor acknowledges and agrees that ADVISOR is executing this Agreement voluntarily and without any duress or undue influence by the Company or anyone else. Advisor further acknowledges and agrees that ADVISOR has carefully read this Agreement and that Advisor has asked any questions needed for Advisor to understand the terms, consequences and binding effect of this Agreement and fully understand it, including that Advisor is waiving ADVISOR’S right to a jury trial. Finally, Advisor agrees that ADVISOR has been provided an opportunity to seek the advice of an attorney of Advisor’s choice before signing this Agreement.
11.
Miscellaneous
A.
Governing Law. With the exception of the arbitration requirements set forth herein, this Agreement shall be governed by the laws of the Commonwealth of Pennsylvania, without regard to the conflicts of law provisions of any jurisdiction.
B.
Assignability. Neither Party shall assign this Agreement or any of its rights or obligations hereunder without the other Party’s express written consent. Except to the extent prohibited by this Section 11(B), this Agreement will be binding upon and inure to the benefit of the Parties’ respective successors and assigns. Notwithstanding anything to the contrary herein, the Company may assign this Agreement and its rights and obligations under this Agreement to any successor to all or substantially all of the Company’s relevant assets, whether by merger, consolidation, reorganization, reincorporation, sale of assets or stock, change of control or otherwise.
C.
Entire Agreement. This Agreement constitutes the entire agreement and understanding between the Parties with respect to the subject matter herein and supersedes all prior written and oral agreements, discussions, or representations between the Parties. Each Party represents and warrants that such Party is not relying on any statement or representation not contained in this Agreement. To the extent any terms set forth in any exhibit or schedule conflict with the terms set forth in this Agreement, the terms of this Agreement shall control unless otherwise expressly agreed by the Parties in such exhibit or schedule.
D.
Headings. Headings are used in this Agreement for reference only and shall not be considered when interpreting this Agreement.
E.
Severability. If a court or other body of competent jurisdiction finds, or the Parties mutually believe, any provision of this Agreement, or portion thereof, to be invalid or unenforceable, such provision will be enforced to the maximum extent permissible so as to effect the intent of the Parties, and the remainder of this Agreement will continue in full force and effect.
F.
Modification, Waiver. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, will be effective unless in a writing signed by the Parties. Waiver by the Company of a breach of any provision of this Agreement will not operate as a waiver of any other or subsequent breach.
G.
Notices. Any notice or other communication required or permitted by this Agreement to be given to a Party shall be in writing and shall be deemed given (i) if delivered personally or by commercial messenger or courier service, (ii) when sent by email (so long as such email is not returned as undelivered), or (iii) if mailed by U.S. registered or certified mail (return receipt requested) or delivered by recognized express courier (e.g., FedEx, UPS), to the Party at the Party’s address written below or at such other address as the Party may have previously specified by like notice. If by mail, delivery shall be deemed effective three business days after mailing in accordance with this Section 12.G. If by express courier, delivery shall be deemed effective upon delivery (as demonstrated by the tracking record of such express courier), and if by email, delivery shall be deemed effective as of the date it is sent.
(1)
If to the Company, to:

8609 Westwood Center Drive, Suite 810

Vienna, VA 22182

Attention: Chief Executive Officer

(2)
If to Advisor, to the address for notice on the signature page to this Agreement or, if no such address is provided, to the last address of Advisor provided by Advisor to the Company.
H.
Attorneys’ Fees. Except as otherwise provided in Section 8, in any court action at law or equity that is brought by one of the Parties to this Agreement to enforce or interpret the provisions of this Agreement, the prevailing Party will be entitled to reasonable attorneys’ fees, in addition to any other relief to which that Party may be entitled.
I.
Signatures. This Agreement may be signed in two counterparts, each of which shall be deemed an original, with the same force and effectiveness as though executed in a single document.
J.
Effective Date. Once this Agreement and Exhibit A have been executed by the Parties, this Agreement will be considered to have taken effect as of June 6, 2025 (the “Effective Date”).
K.
Protected Activity Not Prohibited. Advisor understands that nothing in this Agreement shall in any way limit or prohibit Advisor from filing a charge or complaint with, or otherwise communicating, cooperating, or participating in any investigation or proceeding that may be conducted by, any federal, state or local government agency or commission, including the Securities and Exchange Commission (“Government Agencies”), without giving notice to, or receiving authorization from, the Company. In addition, Advisor understands that nothing in this Agreement, including its definition of Confidential Information, prevents Advisor from discussing or disclosing information about unlawful acts, such as harassment or discrimination or any other conduct that Advisor has reason to believe is unlawful. Notwithstanding the preceding, Advisor agrees to take all reasonable precautions to prevent any unauthorized use or disclosure of any Company trade secrets, proprietary information, or confidential information that does not involve unlawful acts or the activity otherwise protected herein. Advisor further understands that Advisor is not permitted to disclose the Company’s attorney-client privileged communications or attorney work product. Pursuant to the Defend Trade Secrets Act of 2016, Advisor is notified that an individual will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that (i) is made in confidence to a federal, state, or local government official (directly or indirectly) or to an attorney solely for the purpose of reporting or investigating a suspected violation of law, or (ii) is made in a complaint or other document filed in a lawsuit or other proceeding, if (and only if) such filing is made under seal. In addition, an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the individual’s attorney and use the trade secret information in the court proceeding, if the individual files any document containing the trade secret under seal and does not disclose the trade secret, except pursuant to court order.

IN WITNESS WHEREOF, the Parties hereto have executed this Advisor Agreement as of the date first written above.

ADVISOR URGENT.LY, INC.

By: /s/ Timothy Huffmyer By: /s/ Matt Booth

Name: Timothy Huffmyer Name: Matt Booth

Title: Chief Executive Officer

Address for Notice:

Email address:

Exhibit 10.2

EXHIBIT A

SERVICES AND COMPENSATION

1.
Contact. Advisor’s principal Company contact:

Name: Matt Booth

Title: Chief Executive Officer

Email: ____

Phone:

2.
Services. The Services will comprise the following:

Advisor will provide transitional services as reasonably requested by the Company’s Chief Executive Officer with time not expect to exceed 4 hours per week and specific to the following topics:

-
Banking support until designated signors can be changed over;
-
Serve as a Director for the Otonomo entities until new directors can be appointed;
-
Provide support for tax and accounting compliance support for the Otonomo entities;
-
Provide historical support and context to the Company’s Chief Executive Officer, Chief Financial Officer and general & administrative teams; and
-
Provide historical support and context with respect to such other matters as the Parties shall mutually agree.

Advisor will not hold himself out as an employee, officer or director of the Company and will have no authority to act or communicate with third parties on the Company’s behalf nor to bind the Company to any obligations.

3.
Compensation.
A.
The Company will pay Advisor $250.00 per hour, except that Advisor will not be paid for more than four (4) hours per week.
B.
The Company will reimburse Advisor, in accordance with Company policy, for all reasonable expenses incurred by Advisor in performing the Services pursuant to this Agreement, if Advisor receives written consent from an authorized agent of the Company prior to incurring such expenses and submits receipts for such expenses to the Company in accordance with Company policy.

Monthly, Advisor shall submit to the Company a written invoice for Services and expenses, and such statement shall be subject to the approval of the contact person listed above or other designated agent of the

Company. The Company will remit payment for properly submitted and approved invoices within thirty (30) days following invoice submission. In order to help prevent adverse tax consequences to Advisor under Section 409A (as defined below), in no event will any payment under Section 3.A. of this Exhibit be made later than the later of (1) March 15th of the calendar year following the calendar year in which such payment was earned, or (2) the 15th day of the third (3rd) month following the end of the Company’s fiscal year in which such payment was earned.

C.
All payments and benefits provided for under this Agreement are intended to be exempt from or otherwise comply with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended, and the regulations and guidance thereunder (together, “Section 409A”), so that none of the payments and benefits to be provided hereunder will be subject to the additional tax imposed under Section 409A, and any ambiguities or ambiguous terms herein will be interpreted to be exempt or so comply. Each payment and benefit payable under this Agreement is intended to constitute a separate payment for purposes of Section 1.409A-2(b)(2) of the Treasury Regulations. In no event will the Company reimburse Advisor for any taxes that may be imposed on Advisor as a result of Section 409A.

This Exhibit A is accepted and agreed upon as of the Effective Date.

ADVISOR URGENT.LY, INC.

By: /s/ Timothy Huffmyer By: /s/ Matt Booth

Name: Timothy Huffmyer Name: Matt Booth

Title: Chief Executive Officer